UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2011

ANTE5, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 310, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(952) 426-1241
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 26, 2011, Ante5, Inc., a Delaware corporation (the “Company”) entered into an amendment to its Revolving Credit and Security Agreement (the “Credit Agreement”) with certain lenders (collectively, the “Lenders” and individually a “Lender”) and Prenante5, LLC, as agent for the Lenders (PrenAnte5, LLC, in such capacity, the “Agent”).  A copy of the Credit Agreement was attached as an exhibit to the Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 5, 2011.  The amendment revises the definition of “Change in Control” so that a change in the Chief Executive Officer of the Company is not deemed a Change in Control.  The amendment did not alter any other terms of the Credit Agreement.  A copy of the amendment is attached to this Report as Exhibit 10.1.

Item 2.03.  Creation of a Direct Financial Obligation or an obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the provisions of which are incorporated herein by reference.

Item 5.02.  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 26, 2011, Bradley Berman voluntarily resigned as the Chief Executive Officer of the Company effective as of November 9, 2011 and subject to the appointment of Kenneth T. DeCubellis as Chief Executive Officer, and Kenneth T. DeCubellis was appointed as the new Chief Executive Officer of the Company as of November 9, 2011.  Mr. Berman will continue to serve as a director and Chairman of the Board of Directors of the Company.

In consideration for Mr. DeCubellis’ service as the Chief Executive Officer of the Company, the Company has agreed to pay to Mr. DeCubellis the following compensation: an annual salary of $200,000, participation in Company employee benefit programs if and as they are implemented by the Company, such as 401(k) plans and disability and life insurance coverage, and stock options to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $1.00 per share, exercisable for a period of ten (10) years from the date of grant (i.e. until October 25, 2021), vesting in equal annual installments of one-fifth of the total grant beginning on the first anniversary of the date of grant.

Mr. DeCubellis has been the President and Chief Executive Officer of Altra Inc., a venture capital backed biofuels company based in Los Angeles, California.  He joined Altra in June 2006 as Vice President, Business Development and was promoted to President in November of 2007 and Chief Executive Officer in February 2008.  From 1996 to 2006, he was an executive with Exxon Mobil Corp in Houston, Texas.  Mr. DeCubellis also previously served as the Chairman of KD Global Energy Belize Ltd., a company that provides technical and business services for petroleum lease holders in Belize.  Mr. DeCubellis holds a B.S. in Mechanical Engineering from Renssaleaer Polytechnic Institute and an MBA from Northwestern University’s JL Kellogg Graduate School of Management.  Mr. DeCubellis is 44 years old.

Item 7.01. Regulation FD Disclosure.

On November 1, 2011, the Company issued a press release related to the appointment of Mr. DeCubellis as Chief Executive Officer, which is furnished as Exhibit 99.1 hereto. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits

4.1	Incentive Stock Agreement
10.1	Amendment to Revolving Credit and Security Agreement dated October 26, 2011
99.1	Press Release dated November 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANTE5, INC.
(Registrant)

  Date:  November 1, 2011
/s/  James Moe, Chief Financial Officer
     James Moe, Chief Financial Officer